                                  EXHIBIT 99(B)


                  FIRST AMENDMENT (this "Amendment"), dated as of July 13, 2000, between NEWCOR, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company (the "Rights Agent"), to the RIGHTS AGREEMENT (the "Rights Agreement"), dated as of January 12, 2000, between the Company and the Rights Agent.

                  A. Reference is made to the Rights Agreement. Capitalized terms used but not otherwise defined herein have the meaning assigned to them in the Rights Agreement.

                  B. The Company and the Rights Agent have agreed to amend certain provisions of the Rights Agreement.

                  Accordingly, the parties hereto hereby agree as follows:

                  Section 1. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by replacing the references to "tenth" in clause (i) thereof with references to "tenth (or with respect to EXX Inc and all its Affiliates and Associates, twenty-fifth)".

                  Section 2. Amendment to Section 23(a). Section 23(a) of the Rights Agreement is hereby amended by replacing the references to "tenth" in clause (i) thereof with references to "tenth (or with respect to EXX Inc and all its Affiliates and Associates, twenty-fifth)".

                  Section 3. Rights Agreement. Except as specifically stated herein, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Rights Agreement as modified hereby.

                  Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

                  Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                  NEWCOR, INC.

                                  By:  /s/ James J. Connor
                                       -----------------------------------------
                                  Name:    James J. Connor
                                  Title:   Interim President and CEO;
                                           Vice President - CFO

                                  CHASEMELLON SHAREHOLDER
                                  SERVICES, L.L.C., as Rights Agent

                                  By:  /s/ Lawrence J. Schweiger
                                       -----------------------------------------
                                  Name:    Lawrence J. Schweiger
                                  Title:   Assistant Vice President